Exhibit 2(h)(1)

                         The High Yield Plus Fund, Inc.
                            (a Maryland corporation)

                      [3,800,000] Shares of Common Stock Issuable Upon Exercise of Transferable Rights to Subscribe for
                           Such Shares of Common Stock

                     (Common Stock Par Value $.01 Per Share)

                                     FORM OF
                            DEALER MANAGER AGREEMENT


                                                                December__, 1998


A.G. Edwards & Sons, Inc.
One Boston Place
Suite 3660
Boston, MA 02108

Attention:  Michael S. Burd
           Managing Director
           Investment Banking

Ladies and Gentlemen:

      The High Yield Plus Fund, Inc., a Maryland corporation (the "Fund"), confirms the agreement with and appointment of A.G. Edwards & Sons, Inc. (the "Dealer Manager") to act as dealer manager in connection with the issuance by the Fund to holders of record ("Record Date Stockholders"), at the close of business on the record date (the "Record Date") set forth in the Prospectus (as defined herein), of the Fund's common stock, par value $0.01 per share (the
"Common Stock"), of transferable rights (the "Rights," and individually, a "Right") entitling such Record Date Stockholders to subscribe for shares of Common Stock and, subject to certain conditions, additional shares of Common Stock pursuant to an over-subscription privilege (the "Offer"). The shares of Common Stock for which Record Date Shareholders and other holders of Rights ("Rightholders") may subscribe pursuant to the Offer are herein referred to as the "Shares." Pursuant to the terms of the Offer, the Fund is issuing to each Record Date Stockholder one Right for each three shares of Common Stock held. Such Rights entitle Rightholders to acquire, at the price set forth in such Prospectus (the "Subscription Price"), one Share for each Right exercised, on the terms and conditions set forth in such Prospectus. No fractional Shares will be issued. Any Rightholder who fully exercises all Rights held by such Rightholder will be entitled to subscribe for, subject to allocation, additional Shares (the "Over-Subscription Privilege") on the terms and conditions set forth in the Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange.

      The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (Nos. 333-67339 and 811-5468) and a related prospectus under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission under the Investment Company Act and the Securities Act (the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including the form of final prospectus necessary to permit such registration statement to become effective will promptly be filed, upon resolution of any Commission comments, by the Fund with the Commission. If the registration statement has become effective and any prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus containing such omitted information will promptly be filed by the Fund with the Commission in accordance with Rule 497(h) of the Rules and Regulations. The registration statement, as amended at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Prospectus" means the final prospectus in the form filed with the Commission pursuant to Rule 497(c), (e), (h) or (j) of the Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act and all documents, if any, incorporated by reference therein. The Prospectus and letters to beneficial owners of the shares of Common Stock of the Fund, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the Offer, are collectively referred to hereinafter as the "Offering Materials."

      Section 1.  REPRESENTATIONS AND WARRANTIES.

              a. The Fund represents and warrants to the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such later date being hereinafter referred to as the "Representation Date") and as of the Expiration Date (as defined below) that:

              (i) The Fund meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement became or becomes effective, the Registration Statement did or will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the expiration date of the Offer set forth in the Prospectus (the "Expiration Date"), the Prospectus and the Offering Materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the

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representations  and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or the Offering Materials made in reliance upon and in conformity with the information furnished to the Fund in writing by the Dealer Manager expressly for use in the Registration Statement, the Prospectus or the Offering Materials.

              (ii) The accountants who certified the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Investment Company Act and the Rules and Regulations.

              (iii) The financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Fund as of the date indicated and the results of its operations for the period specified; such financial statements have been prepared in conformity with generally accepted accounting principles; and the information in the Prospectus under the heading "Financial Highlights" presents fairly in all material respects the information stated therein.

              (iv) All senior securities and other indebtedness of the Fund as of a date specified in the Prospectus have been duly authorized and conform in all material respects to the description thereof in the Prospectus under the heading "Investment Policies and Limitations - Leverage and Borrowing."

              (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) the Fund has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the business of the Fund, (B) there has been no material change in the capital stock (other than as a result of the payment of any dividends as set forth in (D) below), senior securities or other indebtedness of the Fund or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or management of the Fund, or in the business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (C) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business, and
(D) except for regular monthly distributions on the outstanding shares of Common Stock of the Fund, there has been no special dividend or distribution of any kind paid or declared in respect of the Fund's capital stock.

              (vi) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the
Prospectus; the Fund currently maintains all governmental licenses, permits, consents, orders, approvals, and other authorizations (collectively, the "Licenses and Permits") necessary to carry on its business as contemplated in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse


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effect upon the operations or financial  condition of the Fund; and the Fund has no subsidiaries.

              (vii) The Fund is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission and all required action has been taken under the Securities Act and the Investment Company Act to consummate the issuance of the Rights and the issuance and sale of the Shares, subject to the declaration of effectiveness of the Registration Statement by the Commission, if such Registration Statement is not yet effective.

              (viii) The authorized capital stock of the Fund at December 31, 1998 is as set forth in the Prospectus under the caption "Description of Common Stock" and the outstanding capital stock of the Fund as of December 31, 1998 is as set forth in Prospectus under the caption "Summary - Important Terms of the Offering"; the outstanding shares of Common Stock have been duly authorized by all requisite corporate action on the part of the Fund and are validly issued, fully paid and non-assessable; the Rights and the Shares have been duly authorized by all requisite corporate action on the part of the Fund for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite corporate action on the part of the Fund for sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Common Stock, the Rights and the Shares conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Prospectus and the Offering Materials; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

              (ix) Each of this Agreement, the Investment Advisory Agreement referred to in the Registration Statement (the "Investment Advisory Agreement") with Wellington Management Company LLP, the Administration Agreement referred to in the Registration Statement (the "Administration Agreement") with Prudential Investments Fund Management LLC, the Subscription Agency Agreement referred to in the Registration Statement (the "Subscription Agency Agreement") with State Street Bank and Trust Co. (the "Subscription Agent"), the Custodian Agreement referred to in the Registration Statement (the "Custodian Agreement") with State Street Bank and Trust Company, the Information Agency Agreement referred to in the Registration Statement (the "Information Agency Agreement") with Shareholders Communication Corporation (the "Information Agent"), the Stock Transfer Agent Service Agreement referred to in the Registration Statement (the "Stock Transfer Agent Service Agreement") with State Street Bank and Trust Company (the "Stock Transfer Agent") and the Credit Agreement referred to in the Registration Statement (the "Credit Agreement") with BankBoston, N.A. (collectively, all of the foregoing are the "Fund Agreements") has been duly authorized by all requisite corporate action on the part of the Fund and executed and delivered by the Fund, and each complies with all applicable provisions of the Investment Company Act; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium


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

and similar laws of general applicability relating to or affecting creditors' rights, to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

              (x) Neither the execution or delivery by the Fund nor the performance by the Fund of any of its obligations under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it is bound contravenes or constitutes a default under any provision contained in any law, rule or regulation of any governmental or regulatory authority or any order or regulation of any court by which the Fund or any of its assets is bound or affected.

              (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund threatened against or affecting, the Fund, which might result in any material adverse change in the condition, financial or otherwise, business affairs, business prospects, net worth or results of operations of the Fund, or which might materially and adversely affect the properties or assets of the Fund; and there are no material contracts or documents of the Fund which are required to be filed as exhibits to the Registration Statement by the Securities Act, the Investment Company Act or by the Rules and Regulations which have not been or will not be so filed.

              (xii) There are no franchises, contracts or other documents of the Fund required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations, that are not so described, filed or incorporated by reference.

              (xiii) The Fund owns or possesses, or can acquire on reasonable terms, any trademarks, service marks and trade names necessary to conduct its business as described in the Registration Statement, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Fund.

              (xiv) The Fund has complied in all previous tax years, and intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and has qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

              (xv) The Fund is not in violation of its Articles of Incorporation, as amended (the "Charter"), or its by-laws, as amended (the "By-Laws") or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound; the issuance of the Rights, the issuance


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and  sale of the  Shares  and the  performance  and  consummation  of the  other transactions contemplated herein and in the other Fund Agreements have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien (other than under the Credit Agreement), charge or encumbrance upon any property or assets of the Fund pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Charter or By-Laws or any law, administrative regulation or administrative or court decree applicable to the Fund.

              (xvi) The Common Stock is duly listed on the New York Stock Exchange ("NYSE") and prior to their issuance the Rights and the Shares will have been duly approved for listing, subject to official notice of issuance, on the NYSE.

              (xvii) The Fund (A) has not taken,  directly  or  indirectly,  any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of the exercises of Rights pursuant to this Agreement); PROVIDED, HOWEVER, that any action in connection with the Fund's Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 1(a)(xvii).

              (xviii) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body, whether foreign or domestic, is legally required for the consummation by the Fund of the transactions contemplated by the Fund Agreements or the Registration Statement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Investment Company Act, the Securities Act, the Exchange Act , and state securities laws.

      Section 2.  AGREEMENT TO ACT AS DEALER MANAGER.

              a. On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

              (i) The Fund hereby appoints the Dealer Manager and other soliciting dealers entering into a Soliciting Dealer Agreement in the form attached hereto as Exhibit A (the "Soliciting Dealer Agreement") with the Dealer Manager (the "Soliciting Dealers"), to solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act, the rules and regulations under those Acts, any applicable Blue Sky laws, and its customary


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practice,  the  exercise  of the  Rights  and the  Over-Subscription  Privilege,
subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement and the Prospectus and, where applicable, the terms and conditions of such Soliciting Dealer Agreement and the Dealer Manager and Soliciting Dealers agree to use their reasonable best efforts in soliciting the exercise of the Rights and the Over-Subscription Privilege; and

              (ii) The Fund agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing (to the knowledge of the Fund) the names and addresses of, and number of shares of Common Stock held by, Record Date Stockholders, and to use its best efforts to advise the Dealer Manager, or cause it to be advised, on each day on which the NYSE is open for trading during the subscription period set forth in the Prospectus, as to any transfer of Rights or shares of Common Stock, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person, except that the Dealer Manager may furnish necessary and appropriate information to securities brokers and dealers, including, but not limited to, Soliciting Dealers, that the Dealer Manager has requested to solicit exercises of Rights.

              b. The Dealer Manager agrees to provide to the Fund, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offer.

              c. The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services to the Fund contemplated by this Agreement.

              d. In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Fund, or any of its affiliates, for any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable to the Fund or any of its affiliates for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities or judgments determined in a final judgment by a court of competent jurisdiction to have resulted primarily from the Dealer Manager's gross negligence, willful misconduct or bad faith in such acts or omissions.

              Section 3. DEALER MANAGER FEES AND SOLICITING FEES. In full payment for the financial advisory, marketing and soliciting services rendered and to be rendered hereunder by the Dealer Manager, the Fund agrees to pay the Dealer Manager a fee (the "Dealer Manager Fee") equal to (a) 3.50% of the aggregate Subscription Price per Share for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege, less (b) the $25,000 retainer fee paid to the Dealer Manager by the Fund pursuant to the letter agreement between the Fund and the Dealer Manager, dated as of October 16, 1998. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the "Soliciting Fees") to Soliciting Dealers, equal to 2.50% of the aggregate Subscription Price per Share for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. The


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Dealer  Manager  agrees  to  pay  the  Soliciting  Fees  to  the  broker-dealers designated on the applicable portion of the forms used by Rightholders to exercise Rights and the Over-Subscription Privilege, and if, in any case, no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then the Dealer Manager shall retain the Soliciting Fee that would otherwise have been payable in such case. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on the day after the final payment for Shares is due as set forth in the Prospectus, to the extent that the Fund has received and accepted such final payment from the exercising Rightholders and, to the extent that the Fund receives and accepts such payment from the exercising Rightholders after such date, one day after the Fund receives and accepts each such payment. Payment to a Soliciting Dealer will be made by the Dealer Manager directly to such Soliciting Dealer by check to an address identified by such Soliciting Dealer. Such payment shall be made on or before the tenth business day following the day the Fund issues Shares after the Expiration Date.

      Section 4.  COVENANTS.

              a. The Fund covenants with the Dealer Manager as follows:

              (i) The Fund will use its best efforts to cause the Registration Statement to become effective under the Securities Act, and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.

              (i) The Fund will notify the Dealer Manager immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any post-effective amendment thereto, (ii) of the receipt of any comments from the Commission on the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act or the initiation of any proceeding for that purpose and (vi) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) or subsection (vi) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

              (ii) The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file


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at the  Commission at the time the  Registration  Statement  becomes  effective, whether such revised prospectus is required to be filed pursuant to Rule 497(c),
(e), (h) or (j) of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object; PROVIDED, however, in the event of such an objection the Dealer Manager and its counsel agree to cooperate with the Fund to ensure that an acceptable filing can be promptly made.

              (iii) The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

              (iv) The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations.

              (v) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Fund, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Fund will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Manager) which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a Rightholder, not misleading, and the Dealer Manager and its counsel agree to cooperate with the Fund to ensure that an acceptable filing can be promptly made.

              (vi) The Fund will endeavor, in cooperation with the Dealer Manager, to qualify the Rights and the Shares for offering and sale under the applicable securities laws (if any) of such states and other jurisdictions of the United States as the Dealer Manager may designate, and will maintain such qualifications in effect for the duration of the Offer; PROVIDED, HOWEVER, that the Fund will not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified; PROVIDED, FURTHER, HOWEVER, that the Fund shall rely solely on the advice of the Dealer Manager's counsel in determining if any action under state law is required. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

              (vii) The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund's fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

              (viii) For a period of 180 days from the date of this Agreement, the Fund will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Fund, or securities convertible into such securities, other than the Rights and the Shares and the Common Stock issued in reinvestment of dividends or distributions.

              (ix) The Fund will apply the net proceeds from the Offer as set forth under "Use of Proceeds" in the Prospectus.

              (x) The Fund will use its best efforts to cause the Rights and the Shares to be duly authorized for listing by the NYSE prior to the time the Shares are issued.

              (xi)  The  Fund  will  use  its  best   efforts  to  maintain  its
qualification as a regulated investment company under Subchapter M of the Code.

              (xii) The Fund will advise or cause the Subscription Agent to advise the Dealer Manager and each Soliciting Dealer from day to day during the period of, and promptly after the termination of, the Offer, as to all names and addresses of Rightholders exercising Rights, the total number of Rights exercised by each Rightholder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised for Shares on exercise forms indicating the Dealer Manager or Soliciting Dealer as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and Soliciting Dealer, the number of Rights exercised for Shares on exercise forms indicating the Dealer Manager or Soliciting Dealer as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request.

              b. The Fund has not taken and will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security issued by the Fund to facilitate the issuance of the Rights or the sale or resale of the Shares; PROVIDED, HOWEVER, that any action in connection with the Fund's Dividend Reinvestment Plan will not be deemed to fall under the terms of this Section 4(b).

      Section 5. PAYMENT OF EXPENSES.

              a. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares, (iii) the fees and disbursements of the Fund's counsel and accountants, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Dealer Manager in connection with such qualification, (v) the printing and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectus, of the Prospectus and any amendments or supplements thereto, of this Agreement and of the Soliciting Dealer Agreement, provided that the number of copies that are printed of any documents do not exceed the number that are reasonably necessary, (vi) the fees and expenses incurred in connection with the listing of the Rights and the Shares on the NYSE, (vii) the filing fees of the Commission, (viii) the fees and expenses incurred with respect to filing with the National Association of Securities Dealers, Inc., (ix) the printing, mailing and delivery expenses incurred in connection with the Offering Materials, and (x) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent.

              b. In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Fund agrees to reimburse the Dealer Manager promptly upon request, up to a maximum of $50,000, for the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, disbursements, and other charges of legal counsel and other advisers) incurred by the Dealer Manager in connection with this Agreement or the Offer; PROVIDED, HOWEVER, that, in the event that fewer than 1,900,000 Shares are issued upon the exercise of Rights in connection with the Offer, such reimbursement by the Fund of such out-of-pocket costs and expenses shall be limited to a maximum of $25,000. The Fund shall be entitled to receive adequate documentation evidencing any such out-of-pocket costs and expenses prior to reimbursement by the Fund.

              c. If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Fund shall reimburse the Dealer Manager up to a maximum of $50,000, for the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, disbursements, and other charges of legal counsel and other advisers) incurred by the Dealer Manager in connection with this Agreement or the Offer. In the event the transactions contemplated hereunder are not consummated for any reason other than as a result of a breach of this Agreement by the Dealer Manager, the Fund agrees to pay all of the costs and expenses set forth in paragraphs (a) and (b) of this Section 5 which the Fund would have paid if such transactions had been consummated.

      Section 6. CONDITIONS OF DEALER MANAGER'S OBLIGATIONS. The obligations of the Dealer Manager hereunder are subject to the accuracy of the representations and warranties of the Fund herein contained, to the performance by the Fund of its covenants and obligations hereunder, and to the following further conditions:

              a. The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the Representation Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Investment Adviser or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

              b. On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

              (1) The favorable opinion, dated the Representation Date and the Expiration Date, of Kirkpatrick & Lockhart LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

                  i) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  ii) The Fund has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

                  iii) To  its  knowledge,   the  Fund  currently  maintains all
            Licenses  and  Permits   necessary  to  carry  on  its  business  as
            contemplated in the Prospectus.

                  iv) The Fund is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey; and, to its knowledge, the Fund has no subsidiaries.

                  v) The outstanding shares of Common Stock have been duly authorized by all requisite corporate action on the part of the Fund and are validly issued, fully paid and non-assessable.

                  vi) The Fund's outstanding shares of Common Stock have been listed on the NYSE and, to its knowledge, the Rights [for the opinion on the Expiration Date only: and the Shares] have been duly approved for listing on the NYSE, subject to official notice of issuance.

                  vii) The Fund's  authorized  capitalization is as set forth in the Prospectus under the heading "Description of Common Stock." The Rights and the Shares have been duly authorized by all requisite corporate action on the part of the Fund for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite corporate action on the part of the Fund for sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Common Stock, the Rights and the Shares conform in all material respects to the descriptions thereof set forth in the Registration Statement and the Prospectus; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights provided by law or under the Fund's Charter or By-Laws.

                  viii)This Agreement and the other Fund Agreements have been duly authorized, executed and delivered by the Fund, are valid and binding obligations of the Fund, comply as to form in all material respects with all applicable provisions of the Investment Company Act and are in full force and effect.

                  ix) The Registration Statement is effective under the Securities Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 497(c), (e), (h) or (j) required to be made to the date hereof has been made in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements, schedules, the notes thereto and the schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) as to their respective effective or issue dates comply as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the Rules and Regulations.

                  x) Except as set forth in the Registration Statement and Prospectus, to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which could reasonably be expected to result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Fund, or which could reasonably be expected to materially and adversely affect the properties or assets thereof which are of a character required to be disclosed in the Registration Statement or the Prospectus.

                  xi) To its knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the Prospectus or the Registration Statement or to be filed as exhibits thereto other than those respectively described or referred to therein or filed as exhibits thereto, the descriptions thereof are correct in all material respects, references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, referred to or filed.

                  xii) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Shares pursuant to the Offer, except such as has been obtained under the Securities Act, the Investment Company Act or the Rules and Regulations or such as may be required under state securities laws; and to their knowledge, the execution and delivery of the Dealer Manager Agreement and the Fund Agreements and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Charter or By-Laws of the Fund, or to their knowledge, any law, administrative regulation, or administrative or court decree.

                  xiii)The Fund is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company, and all required action has been taken by the Fund under the Securities Act, the Investment Company Act and the Rules and Regulations to make and consummate the Offer; the provisions of the Charter and By-Laws of the Fund comply as to form in all material respects with the requirements of the Investment Company Act and the rules and regulations thereunder; and, to their knowledge, no order of suspension or revocation of such registration under the Investment Company Act, pursuant to Section 8(e) of the Investment Company Act, has been issued or proceedings therefor initiated or threatened by the Commission.

                  xiv) The  information  in the  Prospectus  under  the  caption
            "Federal Taxation," to the extent that it constitutes matters of law or legal conclusions relating to Federal income tax matters, has been reviewed by them and is correct in all material respects.

            In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund or the Investment Adviser, as applicable, and public officials. Such counsel may state that their opinion is limited to the federal laws of the United States, the laws of the State of Maryland and the laws of the Commonwealth of Massachusetts, as applicable, and that they are expressing no opinion as to the effect of laws of any other jurisdiction, except as specifically set forth in such opinion.

            Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and in the course of discussions of the contents of the Registration Statement and Prospectus with certain officers and employees of the Fund and its independent accountants, no facts have come to their attention which cause them to believe that the Registration Statement, on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and on the Representation Date or the Expiration Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (2) The favorable opinion, dated the Representation Date and the Expiration Date, of Peter L. Curry, General Counsel of the Investment Adviser, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

                  i) The Investment  Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.

                  ii) The  Investment  Adviser  has been duly  organized  and is validly existing as a limited liability partnership in [good standing] under the laws of the Commonwealth of Massachusetts.

                  iii) The Investment Adviser has all power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                  iv) [To his knowledge, the Investment Adviser currently maintains all Licenses and Permits necessary to carry on its business as contemplated in the Prospectus.]

                  v) The Investment Advisory Agreement has been duly authorized, executed and delivered by the Investment Adviser; the Investment Advisory Agreement constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; [no consent, approval, authorization or order of any court or governmental authority or agency is required that has not been obtained for the performance of the Investment Advisory Agreement by the Investment Adviser]; and neither the execution and delivery of the Investment Advisory Agreement nor the performance by the Investment Adviser of its obligations under that agreement will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, the [Investment Adviser's Limited Liability Partnership Agreement] or, to such counsel's knowledge, any agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound, or to its knowledge, any law, order, rule or regulation applicable to the Investment Adviser of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations.

                  vi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Investment Adviser that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

                  vii) [The  Investment  Advisory  Agreement  complies  with all applicable provisions of the Advisers Act.]

                  viii) The description of the Investment Adviser in the Registration Statement and Prospectus does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

            [Such opinion shall also state that paragraphs (i) through (vii) above also constitute representations of such General Counsel as an officer of the Investment Adviser.]

            (3) The favorable opinion, dated as of the Representation Date, of Rogers & Wells LLP, counsel for the Dealer Manager, with respect to the issuance and sale of the Shares, and such other related matters as the Dealer Manager may reasonably require.

            c. The Fund shall have furnished to the Dealer Manager certificates of the Fund, signed by the President, the Treasurer, the Secretary, or the Assistant Secretary of the Fund, dated as of the Representation Date and the Expiration Date, to the effect that the signer of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of their knowledge:

            (i) The representations and warranties of the Fund in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

            (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Fund's knowledge, threatened; and

            (iii) Since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Fund (excluding fluctuations in the Fund's net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.

            (iv) The Fund does not own any property or conduct its business in any jurisdiction other than the State of New Jersey.

            d. The Investment Adviser shall have furnished to the Dealer Manager certificates of the Investment Adviser, signed by the President, Treasurer, Secretary, Assistant Secretary or Vice President, dated as of the Representation Date and the Expiration Date, to the effect that the signer of such certificate has read the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best knowledge of such signer, the representations and warranties of the Investment Adviser in Exhibit C to this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be.

            e. PricewaterhouseCoopers LLP shall have furnished to the Dealer Manager letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager, to the effect that:

            (i) They are independent accountants with respect to the Fund within the meaning of the Securities Act and the Rules and Regulations;

            (ii) In their opinion, the audited financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the Rules and Regulations;

            (iii) They have performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at the date of the latest available financial statements read by such accountants, or at a subsequent specified date not more than three days prior to the Representation Date and the Expiration Date, respectively, there was any change in the capital stock or any decrease in the net assets of the Fund as compared with amounts shown on the statement of net assets included or incorporated by reference in the Registration Statement except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes or decreases; and

            (iv) In addition to the procedures referred to in clause (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.

            f. At the date of this Agreement, counsel for the Dealer Manager shall have been furnished with such further documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Rights and the Shares and the sale of the Shares as contemplated herein and in the Registration Statement and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund in connection with the issuance of the Rights and the Shares and sale of the Shares as contemplated herein and in the Registration Statement shall be satisfactory in form and substance to the Dealer Manager and counsel for the Dealer Manager.

            g. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e)(iii) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Fund, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealer Manager by notice to the Fund at any time at or prior to the Representation Date by the Dealer Manager, and such termination shall be without liability of any party to any other party except as provided in Section 5.

      Section 7.  INDEMNIFICATION AND CONTRIBUTION.

      a. In connection with or arising out of or relating to the engagement of the Dealer Manager pursuant to this Agreement, the Fund agrees to indemnify and hold harmless each Indemnified Party (as defined below) from and against any and all losses, claims, damages, liabilities, judgments, actions, suits, investigations or proceedings of any kind or nature (collectively, "Losses") and costs or expenses incurred by them of any kind or nature, in connection with the investigation of, preparation for, or defense or settlement of any pending or threatened claim, litigation, proceeding, appeal or other action (collectively, "Expenses"), to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act, or other federal or state statutory law or otherwise, insofar as such Losses and Expenses arise out of or are based on the following:

            (i) Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Offering Materials, or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, the Prospectus or the

Offering Materials, or in any application or other document executed by or on behalf of the Fund or based on written information furnished by or on behalf of the Fund and filed or submitted in any jurisdiction or filed with the Commission;

            (ii) The omission or alleged omission to state, in any or all such documents, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

            (iii) Any breach by the Fund of any of its representations, warranties or agreements contained herein or in any certificate or document furnished pursuant to Section 6(c), 6(d) or 6(f) hereof.

PROVIDED, HOWEVER, that the Fund will not be liable to the extent that such Losses and Expenses are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Dealer Manager and furnished in writing to the Fund by the Dealer Manager expressly for inclusion in the Registration Statement, the Prospectus or the Offering Materials.

      As used herein, the "Indemnified Parties" shall mean and include each and all of the following: (i) the Dealer Manager; (ii) affiliates, the respective directors, officers, agents, consultants and employees of and counsel to the Dealer Manager and its affiliates; (iii) each person controlling (within the meaning of the Securities Act) the Dealer Manager or any of its affiliates; and
(iv) the successors, assigns, heirs and personal representatives of any of the foregoing.

      b. The Dealer Manager will indemnify and hold harmless the Fund and the Investment Adviser, their respective affiliates, the respective partners, directors, officers, agents, consultants and employees of and counsel to the Fund, the Investment Adviser and their respective affiliates, each person controlling (within the meaning of the Securities Act) the Fund, the Investment Adviser and their respective affiliates, and the successors, assigns, heirs and personal representatives of any of the foregoing, to the same extent as the foregoing indemnity from the Fund to the Indemnified Parties, but only insofar as Losses and Expenses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Dealer Manager and furnished in writing to the Fund by the Dealer Manager expressly for use in the Registration Statement, the Prospectus or the Offering Materials.

      c. If multiple claims are brought in arbitration in connection with or arising out of or relating to the Offer or this Agreement, with respect to at least one of which indemnification is provided for in this Agreement, any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is provided for in this Agreement, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

      d. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is applicable in accordance with its terms but for any reason is held to be unavailable from the Fund or the Dealer Manager, the Fund, on the one hand, and the Dealer Manager, on the other hand, shall contribute to the total Losses to which the Fund, the Investment Adviser or the Indemnified Parties may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Fund, on the one hand, and the Dealer Manager and Indemnified Parties, on the other hand. The relative benefits received by the Fund, on the one hand, and the Dealer Manager and Indemnified Parties, on the other hand, shall be deemed to be in the same proportion that the total net proceeds from the Offering received by the Fund bear to the total discounts and commissions received by the Dealer Manager and Indemnified Parties. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only such relative benefits referred to in the foregoing sentence but also the relative fault of the Fund, on the one hand, and the Dealer Manager and Indemnified Parties, on the other hand, with respect to the untrue statements or omissions or alleged untrue statements or omissions that resulted in the Losses, for which the contribution is sought, as well as any other equitable considerations; PROVIDED, HOWEVER, that in no event shall the contribution of the Dealer Manager exceed the amount of fees actually received by the Dealer Manager pursuant to this Agreement; PROVIDED FURTHER, HOWEVER, that no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Dealer Manager, and each director of the Fund or partner of the Investment Adviser and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Fund and the Investment Adviser, as the case may be.

      None of the Indemnified Parties shall have any liability whatsoever to the Fund or its affiliates, directors, officers, employees, agents or shareholders, directly or indirectly, in connection with or arising out of or related to the Offer or this Agreement, except Losses incurred by the Fund which are finally judicially determined, by a court of competent jurisdiction within the United States, to have resulted primarily from the gross negligence, willful misconduct or bad faith of the Indemnified Party in fulfilling its duties under this Agreement. In no event, regardless of the theory advanced, shall the Fund, the Investment Adviser or any of the Indemnified Parties be liable for any consequential, indirect, incidental or special damages of any nature.

      e. The Fund will not, without the prior written consent of the Dealer Manager, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, litigation, proceeding, appeal or other action related to the Offer or this Agreement unless the settlement, compromise or consent includes an express unconditional release of the Indemnified Parties from all liability and obligations arising therefrom.

      f. The Fund's and the Dealer Manager's respective obligations referred to herein shall be in addition to any rights that the Fund and any of the

Indemnified Parties may otherwise have. The Fund's and the Dealer Manager's respective obligations referred to herein will remain operative regardless of any termination or completion of the Dealer Manager's services.

      g. In the event an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Fund, the Fund agrees to reimburse the Dealer Manager for all reasonable expenses as incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including , without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate the Dealer Manager in an amount to be mutually agreed upon. In addition, the Fund agrees to compensate the Dealer Manager in an amount to be mutually agreed upon per employee per day for each day that a Dealer Manager office or employee is involved in preparation, discovery or testimony pertaining to any litigation, discovery or investigation in connection with the Dealer Manager's engagement under this agreement.

      h. Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Party will notify the Fund in writing of such claim or of the commencement of such action or proceeding, but failure so to notify the Fund will not relieve the Fund from any liability which it may have to such Indemnified Party under this indemnification agreement, and in any event will not relieve the Fund from any other liability that it may have to such Indemnified Party. The Dealer Manager shall have the right to select counsel in connection with any transaction for which any Indemnified Party may be entitled to indemnification or contribution hereunder, provided that in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      i. If at any time an Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      j. The Fund agrees to indemnify each Soliciting Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a) through (g) of this Section 7. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

      Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Fund submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager or any controlling person, or by or on behalf of the Fund or the Investment Adviser and shall survive delivery of the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

      Section 9.  TERMINATION OF AGREEMENT.

            a. This Agreement may be terminated in the sole discretion of the Dealer Manager by notice to the Fund given at or prior to the expiration of the Offer in the event that the Fund shall have failed, refused or been unable to perform all material obligations and satisfy all material conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the termination of the Offer,

            (i)   The Fund or the Investment Adviser  shall have  sustained  any material  loss or  interference  with its  business  or  properties  from  fire, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or there shall have been any material adverse change or any development involving a prospective material adverse change (including without limitation a change in management or control of the Fund or the Investment Adviser, as the case may be), in the condition, financial or otherwise, or in the business affairs or business prospects of the Fund or the Investment Adviser, whether or not arising in the ordinary course of business, except in each case as described in or contemplated by the
Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto) and except for changes in the Fund's net asset value due to its normal investment operations;

            (ii) Trading in the Common Stock has been suspended by the Commission or the NYSE;

            (iii) There has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealer Manager, impracticable to market the Shares or to enforce contracts for the sale of the Shares; or

            (iv) Trading generally on the NYSE or the National Association of Securities Dealers Automated Quotations System shall have been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by United States or New York authorities.

            b. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

      Section 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Dealer Manager shall be directed to A.G. Edwards & Sons, Inc., One Boston Place, Suite 3660, Boston, Massachusetts 02108, Attention: Michael S. Burd, Managing Director, Investment Banking; notices to the Fund shall be directed to The High Yield Plus Fund, Inc., c/o Thomas T. Mooney, President, Treasurer and Director, The Greater Rochester Metro Chamber of Commerce, 55 St. Paul Street, Rochester, NY 14604; notices to the Investment Adviser shall be directed to Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109,
Attention: Robert M. Doran.

      Section 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Fund, and their respective successors.
Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

      Section 12. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

      Section 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund and the Dealer Manager.


                                Very truly yours,


                                    The High Yield Plus Fund, Inc.


                                    By:_________________________________________
                                    Name:  Thomas T. Mooney
                                    Title: President and Treasurer






The foregoing Agreement is
hereby  confirmed and accepted
as of the date first above
written.

A.G. Edwards & Sons, Inc.

By:_____________________________
Name:
Title:

                                                                       Exhibit A


                         THE HIGH YIELD PLUS FUND, INC.



                   Rights Offering for Shares of Common Stock


                                     FORM OF
                           SOLICITING DEALER AGREEMENT


             THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME


                              _____________, 1999*


Ladies and Gentlemen:

               The High Yield Plus Fund, Inc., a Maryland corporation (the "Fund"), proposes to issue to holders of record ("Record Date Stockholders") of its common stock, par value $0.01 per share (the "Common Stock"), at the close of business on the record date (the "Record Date") set forth in the Prospectus (as defined herein), transferable rights (the "Rights," and individually, a "Right") entitling such Record Date Stockholders to subscribe for shares of Common Stock and, subject to certain conditions, additional shares of Common Stock pursuant to an over-subscription privilege (the "Offer"). The shares of Common Stock for which holders of Rights ("Rightholders") may subscribe pursuant to the Offer are herein referred to as the "Shares." Pursuant to the terms of the Offer, the Fund is issuing each Record Date Stockholder one Right for each three shares of Common Stock held. Such Rights entitle Rightholders to acquire, at the subscription price set forth in the Prospectus (the "Subscription Price"), one share for each Right held on the terms and subject to the conditions set forth in the Prospectus. No fractional Shares will be issued. Any Rightholder who fully exercises all Rights held by such Rightholder will be entitled to subscribe for, subject to allocation, additional Shares (the "Over-Subscription Privilege") on the terms and conditions set forth in the final prospectus of the Fund in the form filed with the Securities and Exchange Commission pursuant to Rule 497(c), (e), (h) or (j) under the Securities Act (as defined herein), as from time to time amended or supplemented pursuant to the Securities Act and all documents, if any, incorporated by reference therein (the "Prospectus").

               The undersigned, as the dealer manager (the "Dealer Manager") named in the Prospectus, has entered into a Dealer Manager Agreement dated December __, 1998 with the Fund, pursuant to which the undersigned has agreed to form and manage, for purposes of soliciting exercises of Rights pursuant to the Offer, a group of soliciting dealers, including the undersigned, consisting of brokers and dealers who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or any foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if it were a member thereof (the members of such group being hereinafter called the "Soliciting Dealers"). You are invited to become one of the Soliciting Dealers


-------------
*  Unless extended to a date no later than ______________, 1999.

and by your confirmation hereof you agree to act in such capacity, in accordance with the terms and conditions herein and in your confirmation hereof, to obtain exercises of Rights pursuant to the Offer.

               (1) SOLICITING AND SOLICITING MATERIAL. Soliciting and other activities by you hereunder shall be undertaken only in accordance with this Agreement, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Accompanying this Agreement are copies of the following documents: the
Prospectus describing the terms of the Offer, a Subscription Certificate and letters to stockholders. Additional copies of these documents will be supplied in reasonable quantities upon your request. You agree that during the period of the Offer you will not use any solicitation material other than that referred to above and such as may hereafter be furnished to you by the Fund through us.

               (2)  COMPENSATION OF SOLICITING  DEALERS.  The Dealer Manager has
agreed to reallow soliciting fees ("Soliciting Fees") to qualified brokers or dealers executing Soliciting Dealer Agreements who solicit the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who comply with the procedures described below. Upon timely delivery to State Street Bank and Trust Company, the Fund's Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, the Dealer Manager will pay to Soliciting Dealers Soliciting Fees equal to 2.50% of the aggregate Subscription Price for the Shares issued pursuant to such exercise of Rights and the Over-Subscription Privilege; PROVIDED, HOWEVER, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received by the Dealer Manager. The Dealer Manager agrees to pay the Soliciting Fees to the broker-dealers designated on the applicable portion of the related Subscription Certificate, if such broker-dealers have executed a confirmation accepting the terms of the Soliciting Dealer Agreements; PROVIDED, HOWEVER, that if, in any case, no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the Soliciting Dealer Agreement, the Dealer Manager will retain the Soliciting Fee that would otherwise have been payable in such case. Payment of the Soliciting Fees to qualifying Soliciting Dealers will be made by the Dealer Manager directly to such Soliciting Dealers by U.S. dollar checks drawn upon an account at a bank in New York City. Such payments to such Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made by the Fund to the Dealer Manager. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payments will be made on the day after the final payment for Shares is due as determined pursuant to in the Prospectus.

               No Soliciting Fees shall be payable to a Soliciting Dealer in respect of any particular exercise of Rights if no Soliciting Dealer is so designated on the Subscription Certificate in the place so provided, or if in the opinion of counsel for the Dealer Manager, such Soliciting Fees cannot legally be paid in respect of such exercise of Rights because of the provisions of applicable state law or for any other reason. In case of any dispute or disagreement as to the amount of Soliciting Fees payable to any Soliciting Dealer hereunder or as to the proper recipient of any such Soliciting Fees, the decision of the Dealer Manager shall be conclusive. The payment of any Soliciting Fees to Soliciting Dealers shall be the responsibility of the Dealer Manager, but the Dealer Manager shall have no other obligation or liability to any Soliciting Dealer for any obligation of the Fund hereunder.

               (3) The Offer will expire on the Expiration Date as set forth in the Prospectus. In order for a Soliciting Dealer to receive the Soliciting Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 P.M., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date, of (a) full payment for such Shares and (b) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights. The
Soliciting Fees will only be paid after receipt by the Dealer Manager of a properly completed and duly executed confirmation accepting the terms of the Soliciting Dealer Agreement and by the Subscription Agent of a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, the Soliciting Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected.

               (4) TRADING. You represent to the Fund and the Dealer Manager that you have not engaged, and agree that you will not engage, in any activity in respect of the Rights or the Shares in violation of the Exchange Act, including Regulation M thereunder. Your acceptance of Soliciting Fees will constitute a representation that you are eligible to receive such Soliciting Fees and that you have complied with the preceding sentence and your other agreements hereunder.

               (5) UNAUTHORIZED INFORMATION AND REPRESENTATIONS. Neither you nor any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with this Agreement or the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager, and you hereby agree not to use any solicitation material other than material referred to in this Section 5. Without limiting the generality of the foregoing, you agree for the benefit of the Fund and the Dealer Manager not to publish, circulate or otherwise use any other advertisement or solicitation material without the prior written approval of the Fund and the Dealer Manager. You are not authorized to act as agent of the Fund or the Dealer Manager in any respect, and you agree not to act as such agent and not to purport to act as such agent. On becoming a Soliciting Dealer and in soliciting exercises of Rights, you agree for the benefit of the Fund and the Dealer Manager to comply with any applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange, and to perform and comply with the agreements set forth in your confirmation of your acceptance of this Agreement, a copy of the form of which is appended hereto.

               (6) BLUE SKY AND SECURITIES LAWS. The Dealer Manager assumes no obligation or responsibility in respect of the qualification of the Shares issuable pursuant to the Offer or the right to solicit Rights under the laws of any jurisdiction. The enclosed Blue Sky Letter indicates the states in which it is believed that acceptances of the Offer may be solicited under the applicable Blue Sky or securities laws. Under no circumstances will you as a Soliciting Dealer engage in any activities hereunder in any state in which you may not lawfully so engage. The Blue Sky Letter shall not be considered solicitation material as that term is herein used. You agree that you will not engage in any activities hereunder outside the United States except in jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof.

               (7) TERMINATION. This Agreement may be terminated by written or telegraphic notice to you from the Dealer Manager, or to the Dealer Manager from you, and in any case it will terminate upon the expiration or termination of the Offer; PROVIDED, HOWEVER, that such termination shall not relieve the Dealer Manager of the obligation to pay when due any Soliciting Fees payable to you hereunder with respect to Shares acquired pursuant to the exercise of Rights through the close of business on the date of such termination or relieve the Fund of its obligations referred to under Section 9 hereof, and shall not relieve you of any obligation or liability under Sections 1, 4, 5, 6, 10 and 11 hereof.

               (8) LIABILITY OF DEALER MANAGER. Nothing herein contained shall constitute the Soliciting Dealers as partners with the Dealer Manager or with one another, or agents of the Dealer Manager or the Fund, or shall render the Fund liable for the obligations of the Dealer Manager or the obligations of any Soliciting Dealers, or shall render the Dealer Manager liable for the obligations of any Soliciting Dealers nor constitute the Fund or the Dealer Manager the agent of any Soliciting Dealer. The Fund and the Dealer Manager shall be under no liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Offer, except that the Fund shall be liable on the basis set forth in Section 9 hereof to indemnify certain persons. You represent that you have not purported, and agree that you will not purport, to act as agent of the Fund or the Dealer Manager in any connection or transaction relating to the Offer.

               (9) INDEMNIFICATION. Under the Dealer Manager Agreement, the Fund has agreed to indemnify and hold harmless the Dealer Manager, each Soliciting Dealer, and their respective directors, officers, employees, agents and each person who controls the Dealer Manager or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities, including liabilities under the Securities Act and the Exchange Act. By returning an executed copy of this Agreement, you agree to indemnify and hold harmless the Fund as an intended third-party beneficiary to this Agreement, the Dealer Manager, and their respective directors, officers, employees, agents and each person who controls the Fund or the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Indemnified Persons") against losses, claims, damages and liabilities to which the Indemnified Persons may become subject (a) as a result of your breach of your representations or agreements made herein or (b) if you (as custodian, trustee or fiduciary or in any other capacity) are acting on behalf of another entity that is soliciting exercises of Rights pursuant to the Offer (a "Soliciting Entity"), as a result of any breach by any such Soliciting Entity of the representations or agreements made herein by the Soliciting
Dealers to the same extent as if such Soliciting Entity had executed the confirmation referred to in Section 14 hereof and was therefore a Soliciting Dealer that had directly made such representations and agreements. This indemnity agreement will be in addition to any liability which you may otherwise have.

               (10) DELIVERY OF PROSPECTUS. You agree for the benefit of the Fund and the Dealer Manager to deliver to each person who owns beneficially Common Stock registered in your name, and who exercises Rights on a Subscription Certificate on which your name, to your knowledge, has been inserted, a Prospectus prior to the exercise of Rights by such person.

               (11) STATUS OF SOLICITING DEALER. Your acceptance of Soliciting Fees will constitute a representation to the Fund and the Dealer Manager that you (i) have not purported to act as agent of the Fund or the Dealer Manager in any connection or in any transaction relating to the Offer, (ii) are not affiliated with the Fund or the Investment Adviser, (iii) will not accept
Soliciting Fees from the Dealer Manager pursuant to the terms hereof with respect to Shares purchased by you pursuant to an exercise of Rights for your own account or the account of any affiliate, other than a natural person, (iv) will not remit, directly or indirectly, any part of any Soliciting Fees to any beneficial owner of Shares purchased pursuant to the Offer, (v) agree to the amount of the Soliciting Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Fees, (vi) have read and reviewed the Prospectus, and (vii) are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or are a foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if you were a member thereof.

               (12) NOTICES. Any notice hereunder shall be in writing or by telegram and if to you as a Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed, and if to the Dealer Manager, if delivered or sent to A.G. Edwards & Sons, Inc., One Boston Place, Suite 3660, Boston, Massachusetts 02108,
Attention: Michael S. Burd, Managing Director, Investment Banking.

               (13) PARTIES IN INTEREST. The Agreement herein set forth is intended for the benefit of the Dealer Manager, the Soliciting Dealers and the Fund.

               (14) CONFIRMATION. Please confirm your agreement to become one of the Soliciting Dealers under the terms and conditions set forth herein and in attached confirmation by completing and executing the confirmation and sending it via facsimile (617-523-1845) to A.G. Edwards & Sons, Inc., Attention: Michael
S. Burd, Managing Director.

               (15) GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

               Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

               NOTICE: IF A COPY OF THE CONFIRMATION REFERRED TO IN SECTION 14 HEREOF IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGER PRIOR TO THE EXPIRATION OF THE OFFER, NO SOLICITATION FEES WILL BE PAYABLE TO A SOLICITING DEALER HEREUNDER.

                                                     Very truly yours,

                                                     A.G. Edwards & Sons, Inc.
                                                     as Dealer Manager


                                                     By: _______________________

                                                     Name:______________________

                                                     Title:_____________________

                                                                       EXHIBIT B

                                                         CONFIRMATION

A.G. Edwards & Sons, Inc.
One Boston Place
Suite 3660
Boston, MA 02108

Attention:     Michael S. Burd
               Managing Director
               Investment Banking
               Facsimile: (617) 523-1845

Ladies and Gentlemen:

               We hereby confirm our acceptance of the terms and conditions of the letter captioned "Soliciting Dealer Agreement" which was attached hereto upon our receipt hereof (this "Agreement") with reference to the Offer of The High Yield Plus Fund, Inc. (the "Fund") described therein.

               We hereby acknowledge that we (i) have received, read and reviewed the Prospectus and other solicitation material referred to in this Agreement, and confirm that in executing this confirmation we have relied upon such Prospectus and other solicitation material authorized by the Fund and upon no other representations whatsoever, written or oral, (ii) have not purported to act as agent of the Fund or the Dealer Manager in any connection or in any transaction relating to the Offer, (iii) are not affiliated with the Fund, (iv) are not purchasing Shares for our own account or the account of any of our affiliates, other than a natural person, (v) will not remit, directly or indirectly, any part of any Soliciting Fees to any beneficial owner of Shares purchased pursuant to the Offer, and (vi) agree to the amount of the Soliciting Fees and the terms and conditions set forth in this Agreement with respect to receiving such Soliciting Fees. We also confirm that we are a broker or dealer who is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or are a foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if we were a member thereof.

               In connection with the Offer, we represent that we have complied, and agree that we will comply, with any applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any applicable securities or Blue Sky laws and the rules and regulations under the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable securities or Blue Sky laws.



                                            ------------------------------------
                                            Firm Name


                                            By__________________________________
                                            Authorized Signature


                                            Address:


                                            ------------------------------------


                                            ------------------------------------


                                            DTC Number:


                                            ------------------------------------
                                            Nominee Name:

                                            ------------------------------------


                                            ------------------------------------



Dated: __________________, 1998


        NOTICE: IF A COPY OF THIS CONFIRMATION IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGER PRIOR TO THE EXPIRATION OF THE OFFER, NO SOLICITATION FEES WILL BE PAYABLE TO A SOLICITING DEALER HEREUNDER.

                                                                       EXHIBIT C

REPRESENTATION AND WARRANTIES OF THE INVESTMENT ADVISOR

            (i) [The Investment Adviser has been duly formed and is validly existing as a limited liability partnership in good standing under the laws of the Commonwealth of Massachusetts with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Investment Adviser currently maintains all Licenses and Permits necessary to carry on its business as contemplated in the Prospectus, and is duly qualified as a foreign limited liability partnership to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Investment Adviser; and the Investment Adviser has no subsidiaries.]

            (i) [The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Fund as contemplated in the Registration Statement and the Prospectus and the Investment Advisory Agreement.]

            (ii) The description of the Investment Adviser in the Registration Statement and the Prospectus is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (iii) [The Investment Advisory Agreement has been duly authorized, executed and delivered by the Investment Adviser and complies with all applicable provisions of the Advisers Act and the Investment Company Act, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Adviser, subject to the qualification that the enforceability of the Investment Adviser's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).]

            (iv) [Neither the performance by the Investment Adviser of its obligations under Investment Advisory Agreement nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Adviser under the [Limited Liability Partnership Agreement] of the Investment Adviser, or the terms and provisions of any agreement, indenture, mortgage, lease or other instrument to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Investment Adviser or any of its properties.]

            (v) Except as set forth in the Registration Statement and the Prospectus, there is no pending or, to the best knowledge of the Investment Adviser, threatened action, suit or proceeding to which the Investment Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which might result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Investment Adviser, or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or Prospectus.

            (vi) [The Investment Adviser does not require any governmental licenses, permits, consents, orders, approvals or other authorizations to enable the Investment Adviser to continue to supervise investments in securities as contemplated in the Prospectus other than those which it has already obtained.]

            (vii) [No consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body is required under federal law or the laws of any other jurisdiction, whether foreign or domestic, for the consummation by the Investment Adviser of the transactions contemplated by the Investment Advisory Agreement.]

            (viii)  [The  Investment  Adviser  (A) has not  taken,  directly  or indirectly,  any  action  designed  to  cause  or to  result  in,  or  that  has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement); PROVIDED, HOWEVER, that any action in connection with the Fund's Dividend Reinvestment Plan will not be deemed to be within the terms of this paragraph (viii).]

            (ix) The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus.

            (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or management of the Investment Adviser, or in the business affairs or business prospects of the Investment Adviser, whether or not arising in the ordinary course of business.






                                      C-2